UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2026, Polar Power, Inc. (the “Company”) issued two convertible promissory notes, in an aggregate principal amount of $165,000 (the “Note”), to LU2 Holdings LLC and CL Investment Group LLC for aggregate consideration of $150,000.

Each Note will bear interest of 1% per month and matures on November 26, 2026, at which point, if not repaid in cash in full, it will convert in full into shares of its common stock, par value $0.0001 per share (the “Common Stock”) at a price equal to the lower of (1) 80% of the volume weighted average price of a share of the Common Stock on Nasdaq over the five trading day period ending on the maturity date and (2) $1.00 per share.

On July 27, 2026, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Roth Principal Investments, LLC. The Company has agreed to use all net proceeds from any sale of its Common Stock under the under the Purchase Agreement to repay amounts due under the Notes until all amounts owing under each Note have been paid in full.

The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by the full text of the form of the Note, which is filed as Exhibit 10.1 to this Current Report, which is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2026, the Board of Directors (the “Board”) of the Company voted to expand the size of the Board to six directors and to fill the new vacancy on the Board by electing Lewis Wilks to serve as a director. Mr. Wilks will be an independent director.

Mr. Wilks is the Senior Managing partner at Bright Peaks Venture Capital. He is currently a member of the board of directors of Silverthread Inc. His past experience on the board of directors of public companies has included serving at PMC Sierra, Portal Software and Urban-gro (now Flash Sports and Media). He is a graduate of Central Missouri State University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Convertible Note, dated August 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams
President, Chief Executive Officer and Secretary